ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 2nd day of April, 2009

BETWEEN:

HENRY & MUNROE, LLC., of
61 Morning View
Kalispell, Montana
59901

(the "HMLLC")

OF THE FIRST PART

AND:

EUROGAS, INC., of
4087 Nike Drive
Unit #4
West Jordan, Utah

(the "EuroGas")

OF THE SECOND PART

WHEREAS:

A.

pursuant to the terms of an option to purchase real estate agreement dated March 3, 2009, a copy of which is attached hereto as Schedule "A" (the "Option Agreement"), HMLLC was granted an option (the "Option") by Dale Turner, Tombstone Development Co. and Tombstone Hills LLC (hereinafter collectively known as the "Optionors") to purchase three parcels of land located in the Tombstone Mining District in southeast Arizona and known as "TEI Open Pit Mine" (the "Land");

B.	HMLLC wishes to assign all of its right, title and interest in and to the Option Agreement to EuroGas, subject to the terms and conditions of this Agreement;

NOW THEREFORE in consideration of the premises, the performance of the mutual covenants contained herein and other good and valuable consideration given by each party to the others, the receipt and sufficiency of which is hereby conclusively acknowledged, it is hereby agreed as follows:

1.                        INTERPRETATION

1.1                      The words "paragraph", "subparagraph", "herein", "hereof" and "hereunder" refer to the provisions of this Agreement.

1.2                      The headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof.

1.3                      This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the State of Arizona, and the federal laws of the United States applicable therein, and the courts of the State of Arizona will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

1.4                      All references to currency herein are to the lawful money of the United States of America.

2.                        ENTIRE AGREEMENT

2.1                      This Agreement, when executed, constitutes the whole agreement between the parties hereto and supersedes all other agreements written, oral or otherwise, and there are no representations or warranties, express or implied, statutory or otherwise other than expressly set forth or referred to herein.

2.2                      This Agreement may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto.

3.                        ASSIGNMENT

3.1                      HMLLC hereby assigns all right, title and interest in and to the Option Agreement to EuroGas (the "Assignment") and EuroGas hereby accepts the Assignment.

3.2                      Subject to Paragraph 3.4, EuroGas agrees to be bound by all of the provisions of the Option Agreement and HMLLC is released of all duties and obligations thereunder.

3.3                      As consideration for the Assignment, EuroGas agrees to:

(a)	pay to HMLLC the sum of $10,000 within fourteen (14) calendar days of the date of this Agreement; and

(b)

allot and issue as fully paid and non-assessable to HMLLC an aggregate of two million (2,000,000) restricted shares of its common stock (the "Shares"), within fourteen (14) calendar days of the date of this Agreement.

3.4                      In the event EuroGas elects not to exercise its right to purchase Parcels A, B and/or C, as defined in the Option Agreement, within the various time periods described in the Option Agreement, as may be extended by the Optionors in writing from time to time (each, an "Exercise Period"), then EuroGas shall forfeit its rights herein at least thirty (30) days prior to expiry of each Exercise Period, and all rights in and to the Option Agreement shall then revert to HMLLC absolutely.

3.5                      In the event that EuroGas elects not to exercise the Option and acquire all or any portion of the Lands on or before March 31, 2010, then this Agreement shall terminate and be of no further force or effect.

4.                        REPRESENTATIONS AND WARRANTIES

4.1                      Each of the parties represents and warrants to the other that:

(a)	where applicable, it is a company duly incorporated, organized and validly subsisting and in good standing under the laws of its incorporating jurisdiction;

(b)	it is duly licensed and qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement;

(c)	it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(d)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with or result in any breach or accelerate performance required by, any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provision of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to be which it is subject;

(e)

the execution and delivery of this Agreement and any agreements contemplated hereby have been duly authorized by all necessary corporate action on its part and will not violate or result in the breach of the laws or any jurisdiction applicable or pertaining thereto or of its constating documents;

(f)	there are no consents, approvals or conditions precedent to its performance under this Agreement which have not been obtained;

(g)

no proceedings are pending for, and the parties are unaware of, any basis for the institution of any proceedings leading to their dissolution or winding up, or the placing of them in bankruptcy or subject to any other laws governing the affairs of insolvent corporations or persons;

(h)

it has no information or knowledge of any facts pertaining to the transactions contemplated hereby which, if known, might reasonably be expected to deter the other party from completing the transactions contemplated hereby.

4.2                      HMLLC represents and warrants to EuroGas that:

(a)	it has obtained all necessary consents to the Assignment from the Optionors;

(b)	the Option Agreement is a valid and binding agreement, in good standing, and enforceable according to its terms;

(c)	it has the sole and exclusive right to enter into this Agreement and all necessary authority to assign the Option Agreement in accordance with the terms of this Agreement;

(d)

it is not aware of any fact or circumstance which has not been disclosed to EuroGas which should be disclosed in order to prevent the representations and warranties in this Paragraph from being misleading or which would be likely to affect the decision of EuroGas to enter into this Agreement.

4.3                      The representations and warranties hereinbefore set out are conditions upon which the parties have relied in entering into this Agreement and shall be true and correct on the date hereof and shall survive the acquisition of any interest in and to the Lands by EuroGas.

4.4                      Each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

5.                        NOTICES

5.1                      All notices given in connection with this Agreement shall be in writing and shall be personally delivered, faxed or emailed to the parties at their addresses set out on Page 1 of this Agreement or to the following fax numbers or email addresses:

(a)	HMLLC:	Fax: 406-257-5382;
Email: jtb@bauska.com;

(b)	EuroGas:	Fax: 801-282-8829;
Email: Rauball@eunet.at;

5.2                      Any such notices personally delivered, faxed or emailed shall be deemed delivered on the day of delivery.

5.3                      Any party hereto may change its address for service by notice in writing to the other parties hereto.

6.                        BINDING EFFECT

6.1                      This Agreement shall be binding upon and enure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except as otherwise expressly provided herein.

7.                        ASSIGNMENT

7.1                      This Agreement is not transferable or assignable, except with the prior written consent of both parties.

8.                        SEVERABILITY

8.1                      Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder, which shall continue in force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties hereto that this Agreement would have been executed without reference to any portion that may, for any reason, be hereafter declared or held invalid.

9.                        WAIVER

9.1                      No waiver or consent by a party of or to any breach or default by any other party shall be effective unless evidenced in writing, executed and delivered by the party so waiving or consenting and no waiver or consent effectively given as aforesaid shall operate as a waiver of or consent to any further or other breach or default in relation to the same or any other provision of this Agreement.

10.                      INDEPENDENT LEGAL ADVICE

10.1                     All parties to this Agreement acknowledge and agree that they have had adequate opportunity to seek and obtain independent legal advice with respect to the subject matter of this Agreement, and for the purpose of ensuring their rights and interests are protected.

10.2                     All parties to this Agreement represent and warrant that they have either sought independent legal advice, or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal advice.

11.                       GENERAL PROVISIONS

11.1                     Time is of the essences of this Agreement.

11.2                     Notwithstanding anything herein to the contrary, the parties hereto shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Agreement, if the same shall be due to any strike, lock-out, civil commotion, invasion, rebellion, hostilities, sabotage, governmental regulations or controls, Acts of God, or otherwise beyond the control of the parties.

11.3                     Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments, and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

12.                       COUNTERPARTS AND ELECTRONIC MEANS

12.1                     This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

12.2                     Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HENRY & MUNROE, LLC	)
)
Per: /s/ John T. Bauska	)
)
)
John T. Bauska	)
Chief Executive Manager	)

EUROGAS, INC.	)
)
Per: /s/ Wolfgang Rauball	)
)
)
Wolfgang Rauball	)
President and Chief Executive Officer	)

SCHEDULE "A"

The Option Agreement